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                                                                   EXHIBIT 10.2

                                  SULPHCO, INC.

             2003 NON-OFFICER LIMITED STOCK APPRECIATION RIGHTS PLAN

1.       PURPOSE AND ELIGIBILITY

         The purpose of this 2003 Non-Officer Limited Stock Appreciation Rights Plan (the "PLAN") of SulphCo, Inc. (the "COMPANY") is to provide a limited interest in the appreciation of the stock value of the Company's common stock and limited dividend equivalence to the Company's common stock (each an "AWARD") to full-time employees of the Company receiving Awards under the Plan who are neither officers nor directors. Any full-time employee to whom an Award has been granted under the Plan is called a "PARTICIPANT." Additional definitions are contained in Section 6.

2.       ADMINISTRATION

         A. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "BOARD"). The Board, in its sole discretion but subject to the terms of the Plan, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

         B. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "BOARD" shall mean such Committee or the Board.

3.       NUMBER OF LSARs AVAILABLE FOR AWARDS; LIMITS; AND ADJUSTMENTS

         A. NUMBER OF LSARs. Subject to adjustment under Section 3(C), the aggregate number of LSARs that may be issued pursuant to the Plan is 60,000 units. Each LSAR shall equate to the appreciation in the value of a share of common stock of the Company from the base price for each LSAR established by the Board and shall be exercisable only upon an acquisition as set forth in Section 4(B) and upon the other terms and conditions set forth in this Plan and in the Award, together with a right to dividend equivalent payments determined and made payable as set forth in Section 4(C) and upon the other terms and conditions set forth in this Plan and in the Award. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the LSARs covered by such Award shall again be available for the grant of Awards under this Plan.

         B. PER-PARTICIPANT LIMIT (LSAR LIMIT AND CASH PAYMENT LIMIT). Subject to adjustment under Section 3(C), no Participant may be granted more than 2,500 LSARs during any one calendar year nor shall any Participant be entitled to more than $450,000 in total payments during his or her lifetime under this Plan.

         C. ADJUSTMENT TO LSARs. In the event of any stock split, stock dividend, recapitalization, reorganization, consolidation, combination, spin-off, split-up, or other similar change in capitalization or event (not including any cash dividends, whether or not such dividends are ordinary or extraordinary, or any Acquistion as defined in Section 4(B)(ii), nor any liquidating dividend or distribution to shareholders), (i) the number of LSARs

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granted under the Plan to the Participant and the per-Participant LSAR limit
(but not the $450,000 lifetime payment limit), (ii) the exercise price of each LSAR, and (iv) the terms of each Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4. AWARDS OF LSARs; EXERCISABILITY UPON ACQUISITON; AND DIVIDEND EQUIVALENCY RIGHTS

         A. GRANTS. The Board may grant Awards of LSARs to full-time employees of the Company who are neither officers nor directors, subject to limitation on the total number of LSARs which may be granted as set forth in Section 4(A) and subject to the the per-Participant limits set forth in Section 4(B). The grant of LSARs will permit a grantee to exercise such LSARs for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Acquisition occurs. The amount of cash received upon the exercise of any limited stock appreciation rights shall equal the excess, if any, of the Fair Market Value of a share of the Company's common stock on the date of exercise of the limited stock appreciation rights, over the base price for the LSARs as established by the Board at the time of the grant of the Award times eighteen (18) or such lesser multiplier as may be established by the Board at the time of the grant of the Award. The base price for each LSAR shall not be less than the Fair Market Value of a share of the Company's common stock on the date of the Award.

         B. EXERCISABILITY ONLY UPON ACQUISITION

         (i) EXERCISE. Each LSAR shall become exercisable when two conditions precedent have occurred: First, the closing price of a share of the Company's common stock must have exceeded Ten Dollars ($10) for at least three consecutive trading days or the price for the stock in the proposed Acquisition must exceed Ten Dollars ($10) per share. Second, once the first condition precedent has occurred, the Company must then have engaged in an Acquisition. Each LSAR shall remain exercisable for period of sixty days after the Acquisition. Each LSAR shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of the Award at the Company's principal executive office, specifying that all of the LSARs covered by the Award to the Participant are being exercised.

         (ii) ACQUISITION DEFINED. An "Acquisition" shall mean: (w) a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); (x) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Company common stock; provided, however, that for purposes of this definition, the following acquisitions shall not constitute an
Acquisition: (A) any such acquisition by a Person who on the date of this Plan was the beneficial owner of 20% or more of the Company's outstanding common stock; (B) any such acquisition directly from the Company, including without

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limitation a public offering of securities; or (C) any such acquisition by the
Company; or (z) any other acquisition of the business of the Company, as determined by the Board.

         C. DIVIDEND EQUIVALENT RIGHTS. Each Award of an LSAR shall include the right to receive a cash payment per LSAR equal to the amount of cash dividends paid from time to time on one share of the Company's common stock during the period of time commencing upon the grant of the Award and terminating upon the termination or exercise of the LSAR, but excluding any and all liquidating dividends or distributions and excluding any and all dividends paid more than ten years after the grant of the Award, all as may be further specified or limited in the Award.

         D. OTHER TERMS AND CONDITIONS. The Board shall determine the any and all other terms and conditions of any Award.

5.       GENERAL PROVISIONS APPLICABLE TO AWARDS AND LSARs

         A. TERMINATION OF EMPLOYMENT. Upon the termination of employment of any employee for any reason, the employee's Awards and LSARs covered by such Awards and any related appreciation or dividend equivalency rights shall wholly and completely terminate at that time, subject only to the payments accrued for dividends declared and paid to shareholders prior to such termination or prior exercise of the LSAR; provided, however, that if the termination of employment is by reason of death, disability, unpaid leave of absence or retirement the Board may in its sole discretion provide that one or more of the Awards and/or LSARs, or any related dividend equivalency rights, shall not terminate upon death, disability, unpaid leave of absence or retirement but instead may remain exercisable by the former employee, or the executor, personal representative or heirs of a deceased employee.

         B. NONTRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, including without limitation by will or the laws of descent and distribution, and shall be exercisable only by the Participant during the life of the Participant while the Participant is a full-time employee of the Company. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees only to the extent the Board permits transferability of an Award.

         C. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

         D. BOARD DISCRETION. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         E. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, if any, the Participant, or the Participant's legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

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         F. WITHHOLDING. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         G. AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date or periods of exercise or realization, PROVIDED THAT, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         H. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company

6.       MISCELLANEOUS

         A. DEFINITIONS.

                  (i) "COMPANY" for purposes of eligibility under the Plan, shall include any future subsidiary corporation of SulphCo, Inc., as defined in Section 424(f) of the Code (a "SUBSIDIARY"), and any future parent corporation of SulphCo, Inc., as defined in Section 424(e) of the Code. For purposes of Awards, the term "COMPANY" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

                  (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  (iii) "EMPLOYEE" for purposes of eligibility under the Plan shall include a person to whom an offer of full-time employment has been extended by the Company if such person subsequently becomes a full-time employee of the Company.

         B. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

         C. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any Award or LSAR covered by the Award.

         D. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon adoption by the Board. No Awards shall be granted under the Plan after the completion of ten (10) years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date provided that no Award shall extend more than ten (10) years from the date of the Award.

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         E. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the
Plan or any portion thereof at any time subject to the rights of the Participants with respect to Awards previously granted.

         F. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Nevada, without regard to any applicable conflicts of law.

Adopted by the Board on the fifteenth day of August, 2003.

/s/ Kirk S. Schumacher
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Kirk S. Schumacher, Secretary

Confirmed and acknowledged that the following ten (10) employees were granted Awards for 2,500 LSARs each with a multiplier of eighteen pursuant to the terms of the 2003 Non-Officer Limited Stock Appreciation Rights Plan at a meeting of the Board of Directors held on August 15, 2003 at a base price of $0.24 which the Board determined to be the Fair Market Value of a share of the common stock of SulphCo, Inc. on such date.

Mike Abend
Destry Czibok
Kevin Hargett
John Hill
Curtis Lange
Jason May
Jim Murphy
Charles Richmon
Randy Snitselaar
Jason Thomas


/s/ Rudolf W. Gunnerman
-----------------------------
Rudolf W. Gunnerman, Chairman


/s/ Kirk S. Schumacher
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Kirk S. Schumacher, Director


/s/ Pat Lacy
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Pat Lacy, Director


/s/ Harry Holman
-----------------------------
Harry Holman, Director


/s/ Loren Kalmen
-----------------------------
Loren Kalmen, Director

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